Exhibit 8.1

Sheppard, Mullin, Richter & Hampton LLP 30 Rockefeller Plaza New York, New York 10112-0015 212.653.8700 main 212.653.8701 fax www.sheppardmullin.com

June 23, 2025

VIA ELECTRONIC MAIL ONLY

TriSalus Life Sciences, Inc.

6272 W 91st Ave.

Westminster, Colorado 80031

Re: Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel to TriSalus Life Sciences, Inc., a Delaware corporation (the “Company”), in connection with the filing by the Company of a Registration Statement (as defined below) under the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission (the “SEC”), relating to (a) the Company’s offer (the “Exchange Offer”) to the holders of certain outstanding shares of the Company’s Series A Convertible Preferred Stock, $0.0001 par value per share (the “Preferred Stock”) to exchange each share of Preferred Stock for that number of shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”) equal to the quotient of the sum of (a) the Liquidation Preference (as defined in the Certificate of Designations (as defined below)) and (b) the Accrued Dividends (as defined in the Certificate of Designations) if not otherwise paid by the Company, that would have accrued through August 10, 2027 (the “Exchanged Value”), divided by (ii) $4.00 (subject to adjustment for adjustments to the Conversion Price (as defined in the Certificate of Designations) (such exchange, the “Exchange”); and (b) the solicitation of consents (the “Consent Solicitation”) from the holders of the outstanding shares of Preferred Stock to amend the Certificate of Designations (the “Preferred Stock Amendment”) to permit the Company, at its option, to require that that all shares of Preferred Stock that remain outstanding following the closing of the Exchange be converted into that number of shares of Common Stock equal to the quotient of (i) the sum of (a) the Liquidation Preference and (b) the Accrued Dividends if not otherwise paid by the Company, that would have accrued through closing of the Offer, divided by the Conversion Price, in each case upon the terms and subject to the conditions set forth in the Preliminary Prospectus (as defined below) and the Letter of Transmittal (as defined below). The shares of Common Stock issuable upon exchange of the shares of Preferred Stock pursuant to the Exchange Offer and the Preferred Stock Amendment (as defined below) are referred to herein collectively as the “Shares”.

This opinion is being delivered in connection with the Registration Statement. As such, and for purposes of rendering this opinion, we have examined and are relying upon (without any independent investigation or review of any factual statements therein) the truth, completeness, and accuracy, at all relevant times, of the statements, covenants, representations and warranties contained in the following documents (including all exhibit and schedules attached thereto):

1.	The registration statement on Form S-4 of the Company filed on the date hereof with the SEC under the Securities Act (the “Registration Statement”);

2.	The preliminary prospectus/offer to exchange, dated June 23, 2025, relating to the Exchange Offer and Consent Solicitation (such preliminary prospectus/offer to exchange being hereinafter referred to as the “Preliminary Prospectus”), which forms a part of and is included in the Registration Statement;

3.	the letter of transmittal and consent (the “Letter of Transmittal”) relating to the Exchange Offer and Consent Solicitation;

4.	the Certification of Designations, Preferences, and Rights of Series A Convertible Preferred Stock (the “Certificate of Designations”)

6.	a form of the amendment to the Certificate of Designations;

6.	an executed copy of a certificate for the Company of its chief executive officer and the principal financial or accounting offer, dated the date hereof (the “Officers’ Tax Certificate”);

7.	such other records, certificates, documents and instruments, certified or otherwise identified to our satisfaction, as we have considered necessary or appropriate for the purposes of this opinion.

In connection with rendering this opinion, we have, with your permission, assumed (without any independent investigation or review thereof) that:

(a) Original documents submitted to us (including signatures thereto) are authentic, documents submitted to us as copies conform to the original documents, and that all such documents have been (or will be by the effective time of the Exchange) duly and validly executed and delivered where due execution and delivery are a prerequisite to the effectiveness thereof;

(b) All representations, warranties and statements made or agreed to by the Company and their management employees, officers, directors and shareholders in connection with the Exchange Offer and the related transactions, including, but not limited to, those set forth in the Preferred Stock Amendment and the Officers’ Tax Certificate are and will continue to be true, correct, complete and accurate at all relevant times;

(c) All covenants contained in the Exchange Offer and Preferred Stock Amendment and the Officers’ Tax Certificate are performed without waiver or breach of any material provision thereof or that any such waiver of a term or condition, at the time of the closing, would not affect our opinion rendered herein, and that the Exchange Offer as described in the Registration Statement will not be amended, modified or supplemented in any respect after the date hereof;

(d) The Exchange and the Preferred Stock Amendment will be consummated, if at all, solely in the manner contemplated, respectively, by the Exchange Offer and the Preferred Stock Amendment as described in the Registration Statement without any waiver or breach of any material provision thereof, and the Exchange will be effective under applicable state law; and

(e) Any representation or statement made “to the knowledge of” or similarly qualified is correct without such qualification.

We confirm to you that the discussion set forth in the Registration Statement under the caption “Material U.S. Federal Income Tax Consequences” insofar as it is related to U.S. federal income tax law and legal conclusions with respect thereto, is our opinion, subject to the exceptions, assumptions, qualifications and limitations set forth therein and herein.

We are opining herein as to the effect on the subject transaction only of the federal income tax laws of the United States, and we express no opinion with respect to the applicability thereto, or the effect thereon, of other federal laws, the laws of any state or any other jurisdiction, or as to any matters of municipal law or the laws of any local agencies within any state, and this opinion may not be relied upon except with respect to the consequences specifically discussed herein.

No opinion is expressed as to any transaction whatsoever, including the Exchange and the Preferred Stock Amendment, if any of the representations, warranties, statements and assumptions material to our opinion and upon which we have relied are not accurate and complete in all material respects at all relevant times.

This opinion is not binding on the Internal Revenue Service or any court of law, tribunal, administrative agency or other governmental body. The opinion expressed herein is based upon laws, judicial decisions and administrative regulations, rulings and practice, all as in effect on the date hereof and all of which are subject to change, either on a prospective or retroactive basis. New developments in any such administrative matters, court decisions, legislative changes, or changes in the facts, assumptions or other information upon which our opinion is based may have an adverse effect on the legal or tax consequences described herein, and we do not accept any responsibility for updating or revising our opinion in consequence of any such new development or changes. In addition, our opinion is based upon facts and circumstances as they exist as of the date hereof, and any change in the facts as set forth herein could affect the opinion expressed herein, perhaps adversely. We assume no obligation to update or supplement our opinion to reflect any change in facts or circumstances which may hereafter come to our attention.

This opinion has been prepared solely in connection with the Registration Statement and may not be relied upon or utilized for any other purpose without our prior written consent. We hereby consent to the filing of this opinion with the SEC as an exhibit to the Registration Statement, and to the references therein to us. In giving this consent we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the SEC thereunder.

Respectfully Submitted,

/s/ Sheppard, Mullin, Richter & Hampton LLP

SHEPPARD, MULLIN, RICHTER & HAMPTON LLP

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